SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

K-SWISS INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee:

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

K-SWISS INC.

31248 Oak Crest Drive

Westlake Village, California 91361

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held December 16, 2003

To the Stockholders of K-Swiss Inc.:

A Special Meeting of Stockholders (the “Special Meeting”) of K-Swiss Inc. (the “Company”), will be held at the K-Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361 on Tuesday, December 16, 2003 at 9:00 a.m., Los Angeles time. The purpose of the Special Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

1.	To approve amendments to Article V of the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of Class A Common Stock which the Company is authorized to issue from 36,000,000 to 90,000,000 and to increase the number of shares of Class B Common Stock which the Company is authorized to issue from 10,000,000 to 18,000,000, thereby increasing the total number of shares of Common Stock which the Company is authorized to issue from 46,000,000 to 108,000,000.

2.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on November 3, 2003 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. In order to constitute a quorum for the conduct of business at the Special Meeting, holders of a majority in voting interest of the Company’s outstanding Common Stock must be present in person or be represented by proxy.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are requested to mark, date, sign and return the enclosed proxy card as promptly as possible in the envelope provided. Stockholders attending the meeting may vote in person even if they have returned a proxy.

By Order of the Board of Directors,

/s/ Steven Nichols
Steven Nichols Chairman of the Board and President

Westlake Village, California

November 11, 2003

K-SWISS INC.

31248 Oak Crest Drive

Westlake Village, California 91361

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

December 16, 2003

GENERAL INFORMATION ON THE MEETING

This proxy statement is being mailed on or about November 11, 2003 in connection with the solicitation of proxies by and on behalf of the Board of Directors of K-Swiss Inc., a Delaware corporation (the “Company”) for use at a Special Meeting of Stockholders of the Company (the “Special Meeting”), which is to be held on Tuesday, December 16, 2003 at 9:00 a.m. at the K-Swiss® Corporate Office, 31248 Oak Crest Drive, Westlake Village, California 91361, or at any adjournments or postponements thereof, for the purposes set forth herein and in the foregoing Notice.

The entire cost of soliciting proxies will be borne by the Company, including expenses in connection with preparing and mailing of proxy solicitation materials. In addition to the use of mails, proxies may be solicited by certain officers, directors and regular employees of the Company, without extra compensation, by telephone, fax or personal interview. Although there is no formal agreement to do so, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxies and proxy material to the beneficial owners of the Company’s stock.

RECORD DATE AND VOTING

Only stockholders of record at the close of business on November 3, 2003 are entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof. As of October 24, 2003, 13,267,395 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) and 4,341,367 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) were outstanding, all of which shares are entitled to be voted at the meeting. Stockholders are entitled to one vote for each share of Class A Common Stock held of record, and ten votes for each share of Class B Common Stock held of record. With respect to the proposal to increase the authorized shares of Class A Common Stock and Class B Common Stock, a class vote is required by law. For that matter, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of outstanding shares of each class of the Company’s Common Stock is necessary to constitute a quorum. With respect to matters which may properly come before the Special Meeting and as to which a class vote is not required by law, the presence, either in person or by proxy, of persons entitled to vote a majority in voting interest of the Company’s outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. Under the Restated Certificate of Incorporation, the affirmative votes of the holders of 80% of voting power of the Company is required to amend the Restated Certificate of Incorporation. Under Delaware law, the affirmative vote of the holders of a majority of the shares of Class A Common Stock is required to amend the Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock and the affirmative vote of the holders of a majority of the shares of Class B Common Stock is required to amend the Restated Certificate of Incorporation to increase the authorized number of shares of Class B Common Stock.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election appointed for the Special Meeting and will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

A stockholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company at 31248 Oak Crest Drive, Westlake Village, California 91361, or by appearing at the meeting and voting in person. A prior proxy is automatically revoked by a stockholder giving a valid proxy bearing a later date. Shares represented by all valid proxies will be voted in accordance with the instructions contained in the proxies. In the absence of instructions, shares represented by valid proxies will be voted in accordance with recommendations of the Board of Directors as shown on the proxy.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company as of October 24, 2003 with respect to the beneficial ownership of the Company’s Common Stock by (i) each stockholder known by the Company to own beneficially more than 5% of the outstanding shares of any class of Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer and the Company’s four most highly compensated executive officers other than the Chief Executive Officer (the “Named Officers”), and (iv) all directors and officers as a group.

	Class A			Class B
Name or Identity of Group and Address (1)	Number of Shares Beneficially Owned (2)		Percent of Class A (3)	Number of Shares Beneficially Owned		Percent of Class B (3)
Directors and Named Officers:
Steven Nichols	462,506	(4)	3.5%	4,031,634	(5)	92.9%
George Powlick	106,687	(6)	0.8	—		—
Lawrence Feldman	11,120		0.1	208,066	(7)	4.8
Stephen Fine	10,000		0.1	—		—
David Lewin	—		—	—		—
Mark Louie	—		—	—		—
Martyn Wilford	—		—	—		—
Preston Davis	17,667	(8)	0.1	—		—
Deborah Mitchell	43,966	(9)	0.3	—		—
Peter Worley	17,332	(10)	0.1	—		—
All Directors and Officers as a Group (15 persons)	732,712		5.4	4,239,700		97.7
Other Principal Stockholders:
Nichols Family Trust	359,606	(11)	2.7	4,000,018		92.1
31248 Oak Crest Drive Westlake Village, CA 91361
FMR Corp.	1,275,195	(12)	9.6	—		—
82 Devonshire Street Boston, MA 02109
Royce & Associates, LLC	825,800	(13)	6.2	—		—
1414 Avenue of the Americas New York, NY 10019

(1)	Unless otherwise indicated, all addresses are c/o K-Swiss Inc., 31248 Oak Crest Drive, Westlake Village, California 91361.
(2)	If shares of Class B Common Stock are owned by the named person or group, excludes shares of Class B Common Stock convertible into a corresponding number of shares of Class A Common Stock.
(3)	Percentages are calculated based on the total number of shares of Class A Common Stock outstanding (13,267,395) and on the total number of shares of Class B Common Stock outstanding (4,341,367) as of October 24, 2003, plus, where applicable, shares issuable upon exercise of options within sixty days after October 24, 2003.
(4)	Includes options to acquire 102,900 shares of Class A Common Stock, which options are exercisable within sixty days after October 24, 2003 and 359,606 shares which are owned by the Nichols Family Trust. Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.
(5)	Includes 31,616 shares, which are held by Steven Nichols as trustee of a trust for the benefit of a related individual and 4,000,018 shares, which are owned by the Nichols Family Trust. Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares which are owned by the Nichols Family Trust, are also shown as beneficially owned by Mr. Nichols.
(6)	Includes options to acquire 96,119 shares of Class A Common Stock, which options are exercisable within sixty days after October 24, 2003.
(7)	Such shares are held by Lawrence Feldman and his wife as trustees of trusts for the benefit of other unrelated individuals.
(8)	Consists of options to acquire 17,667 shares of Class A Common Stock, which options are exercisable within sixty days after October 24, 2003.
(9)	Consists of options to acquire 43,966 shares of Class A Common Stock, which options are exercisable within sixty days after October 24, 2003.
(10)	Includes options to acquire 1,332 shares of Class A Common Stock, which options are exercisable within sixty days after October 24, 2003.
(11)	Steven Nichols, co-trustee of the Nichols Family Trust, exercises sole power to vote and dispose of shares held by the Nichols Family Trust. Such shares, which are owned by the Nichols Family Trust are also shown as beneficially owned by Mr. Nichols.
(12)	Based solely upon information contained in Schedule 13G, dated June 10, 2003 received by the Company. Fidelity Management & Research Company (“FMR”) has advised the Company that it is a registered investment advisor and that the securities shown above are held in client accounts for which FMR serves as investment manager and that FMR thereby disclaims beneficial ownership of all such securities.
(13)	Based solely upon information contained in Schedule 13G, as amended, dated March 28, 2003, received by the Company.

APPROVAL OF AMENDMENTS TO THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO INCREASE THE AUTHORIZED SHARE CAPITAL OF THE COMPANY

The Board of Directors approved on October 22, 2003, and recommends to the stockholders for approval at the Special Meeting, amendments to Article V of the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) (i) to increase the number of shares of Class A Common Stock that the Company is authorized to issue from 36,000,000 to 90,000,000, and (ii) to increase the number of shares of Class B Common Stock that the Company is authorized to issue from 10,000,000 to 18,000,000, thereby increasing the total number of shares of Common Stock that the Company is authorized to issue from 46,000,000 to 108,000,000. The Board of Directors has determined that these amendments are advisable to and in the best interests of the Company and its stockholders and should be considered at the Special Meeting. The full text of the proposed amendments to the Restated Certificate of Incorporation is set forth below. The Company is currently authorized to issue 2,000,000 shares of Preferred Stock, par value $0.01 per share. The proposed amendments will not affect this authorization.

Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Class A Common Stock and Class B Common Stock

The proposed amendments would increase the number of shares of Class A Common Stock that the Company is authorized to issue from 36,000,000 to 90,000,000 and would increase the number of shares of Class B Common Stock that the Company is authorized to issue from 10,000,000 to 18,000,000, thereby increasing the total number of shares of Common Stock that the Company is authorized to issue from 46,000,000 shares to 108,000,000 shares. The additional shares would become part of the existing classes of Class A Common Stock and Class B Common Stock, as applicable, and, if and when issued, would have the same rights, privileges and preferences as the shares of Class A Common Stock and Class B Common Stock, respectively, presently issued and outstanding. On October 22, 2003, the Board of Directors retired the 11,518,564 shares of Class A Common Stock which the Corporation held as treasury shares, thereby returning those shares to the status of authorized but unissued shares. At October 24, 2003, 13,267,395 shares of Class A Common Stock and 4,341,367 shares of Class B Common Stock were outstanding. The Board of Directors believes it is desirable to increase the number of shares of Class A Common Stock and Class B Common Stock that the Company is authorized to issue to allow it the flexibility to pursue a stock split in the form of a stock dividend at a future date and to provide the Company with adequate authorized share capital for future issuances. The Board of Directors currently intends that, if the stockholders approve the amendments to the Restated Certificate of Incorporation, it will declare a two-for-one stock split immediately after the stockholders approve such amendments. Further, if the Board declares the two-for-one stock split, it is the current intention of the Board to increase the Company’s quarterly cash dividend to $0.02 per share on a split-adjusted basis. Except for the potential stock split, the Company has no present commitments, agreements or intent to issue additional shares of Class A Common Stock or Class B Common Stock, other than with respect to currently reserved shares, in connection with transactions in the ordinary course of the Company’s business or shares which may be issued under the Company’s 1990 Stock Incentive Plan and 1999 Stock Incentive Plan. Other than increasing the number of authorized shares of the Company’s Common Stock, the proposal to increase the authorized shares of Common Stock will not affect the rights, preferences or privileges of the Company’s stockholders.

The issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of the Company’s stockholders. The proposed increase in the number of shares of Class A Common Stock and Class B Common Stock that the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Class A Common Stock and Class B Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Class A Common Stock and/or Class B Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

Amendments to Restated Certificate of Incorporation

If approved, Section 1 of Article V of the Restated Certificate of Incorporation would be amended and restated as follows:

SECTION 1. Number of Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, consisting of one hundred eight million (108,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and two million (2,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Further, if approved, the second sentence of Section 2 of Article V of the Restated Certificate of Incorporation would be amended and restated as follows:

The authorized number of shares of Class A Common Stock shall be ninety million (90,000,000), and the authorized number of shares of Class B Common Stock shall be eighteen million (18,000,000); provided, that (a) the authorized number of shares of Class A Common Stock shall be increased by any concurrent decrease determined by the Board of Directors in the authorized number of shares of Class B Common Stock and (b) the authorized number of shares of Class A Common Stock shall not be reduced, and the authorized number of shares of Class B Common Stock shall not be increased.

Board Recommendation

The Board of Directors believes it is in the best interest of the Company and its stockholders to approve the amendments to the Restated Certificate of Incorporation set forth above. Under the Restated Certificate of Incorporation, the affirmative votes of the holders of 80% of voting power of the Company is required to amend the Restated Certificate of Incorporation. Under Delaware law, the affirmative vote of the holders of a majority of the shares of Class A Common Stock is required to amend the Restated Certificate of Incorporation to increase the authorized number of shares of Class A Common Stock and the affirmative vote of the holders of a majority of the shares of Class B Common Stock is required to amend the Restated Certificate of Incorporation to increase the authorized number of shares of Class B Common Stock. As stated above, the Board of Directors currently intends that, if the stockholders approve the amendments, it will declare a two-for-one stock split immediately after obtaining such stockholder approval.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

When a proxy in the form of the proxy enclosed with this proxy statement is returned properly executed, unless marked to the contrary, such proxy will be voted in favor of the increase in authorized shares of Common Stock contemplated by the amendments to the Restated Certificate of Incorporation.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2004 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than December 23, 2003 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals should be submitted in writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. In addition, the Company’s Restated Bylaws require that the Company be given advance written notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

MISCELLANEOUS

The Company knows of no matters other than the foregoing to be brought before the Special Meeting, but if any other such matter properly comes before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the proxies in accordance with their best judgment.

EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

/s/ Steven Nichols
Steven Nichols Chairman of the Board and President

Westlake Village, California

November 11, 2003